EXHIBIT 10.5
CONSULTING AGREEMENT

This CONSULTING AGREEMENT dated as of June 10, 2009 (this “Agreement”), by and between Marani Brands, Inc. a Nevada corporation (the “Company”), and Anahit Mkrtchyan, an individual residing in Los Angeles County. (the “Consultant”).

WHEREAS, the Company, through its wholly owned subsidiary, Marani Spirits, Inc., is engaged in, among other things, the business of distilling, marketing, selling and bottling vodka, other spirits and wine throughout the world; and

WHEREAS, the Company desires to retain the Consultant provide counsel by services to the Company with respect marketing and promotional advice to the Company with respect to its Marani® Vodka and other distilled alcohol products, brandy and wine which the Company (the “Services”) may have the right to import during the Consulting Period (as hereinafter defined) (the “Products”), and the Consultant desires to provide consulting services to the Company with respect to such sales activities, upon the terms, provisions and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Retention of Consultant.

(a) The Company hereby retains the Consultant to provide the Services to the Company during the Consulting Period as the Company may request during the Consulting Period, and the Consultant hereby agrees to provide the Services to the Company during the Consulting Period, all upon the terms, provisions and conditions contained in this Agreement.

(b) The retention of the Consultant hereunder is on a non-exclusive basis. Accordingly, the Company may and will engage other entities and persons to provide services to the Company that are substantially similar to the Services.

2.           Services.

(a)           In performing the Services, the Consultant will interface with, and follow the reasonable directions of, the Company’s Chairman, President and Chief Executive Officer or any other officer or representative of the Company designated by the Company’s Chairman, President and Chief Executive Officer. The Consultant will perform the Services lawfully and faithfully, to the best of his ability and in accordance with the highest ethical standards. The Consultant shall comply with, and will not violate, any applicable law, rule or regulation, domestic or foreign, in connection with the performance of the Services.

(b)           The Consultant acknowledges and agrees that whether the Company engages in any transaction based upon the Services shall be a decision made by the Company in its sole and absolute discretion.

3.           Consulting Period.  The term of the retention and engagement of the Consultant under this Agreement shall commence on the date hereof and shall continue for a period of twelve (12) months, unless terminated earlier as provided for herein (the “Consulting Period”).

4.           Compensation.

(a)           As consideration in full for the performance of the Services, the Consultant shall be paid a consulting fee equal to 1,120,000 shares of the Company’s common stock, par value $0.001 per share (the “Consulting Fee”), which shall be issued under the Company’s current S-8 registration statement.  The Consulting Fee shall be fully earned upon the execution and delivery of this Agreement.  The Consultant previously was to receive a monthly cash consulting fee from the Company which, the company currently is indebted to the consultant shall no longer be payable to the Consultant.

(b)           The Consultant shall be responsible for the payment of all taxes, levies and similar charges (whether federal, state or local, domestic or foreign) which are payable in respect of the compensation provided for in this Section 4, and the Consultant shall indemnify the Company and hold the Company harmless with respect to the payment of any and all such taxes, levies and similar charges.

5.           Expense Reimbursement.  Unless approved in writing by the Company prior to the incurrence thereof, the Consultant shall not be entitled to reimbursement from the Company for any costs or expenses incurred by the Consultant in connection with this Agreement or providing the Services to the Company, and the Consultant shall be responsible for all such costs and expenses.

6.           Relationship of the Parties.  This Agreement is between two (2) independent contracting entities and nothing herein shall constitute or create an employer-employee relationship, a partnership, a joint venture or any other joint enterprise or agent-principal relationship between the parties.  Neither party is the fiduciary of the other party.  The Consultant will not have the right to obligate or legally bind the Company and will not hold itself out to any third party or to make any representation to any third party that the Consultant has the right to do so.

7.           Termination.  The Company may terminate this Agreement at any time for Cause (as hereinafter defined) upon written notice to the Consultant.  For purposes of this Agreement, the term “Cause” (i) the failure or refusal of the Consultant to render the Services to the Company or the failure of the Consultant to follow the Company’s directives in connection therewith; (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty by the Consultant or any of its directors, members, managers, officers or employees; (iii) commission of an act of fraud, theft, misappropriation, embezzlement or commission of any other action which is damaging the Company or its reputation; (iv) any act of moral turpitude which materially adversely affects any ability to perform the Services or reputation of the Company; (v) commission of any violation of any law or regulation related to the performance of the Services; (vi) liquidation,  bankruptcy or insolvency of the Consultant; or (vii) a breach of any provision of this Agreement by the Consultant In addition, (a) the Company may terminate this Agreement at any time, without any reason whatsoever, upon ten (10) days prior written notice to the Consultant and (b) the Consultant may terminate this Agreement upon not less that thirty (30) days prior written notice to the Company.

8.           Confidentiality Covenant and other Restrictive Covenants Applicable to Consultant.

(a)           During the Consulting Period and thereafter, the Consultant shall not, and shall cause its affiliates not to, directly or indirectly, under any circumstance:  (i) disclose any Confidential Information (as such term is hereinafter defined); (ii) act so as to impair the confidential or proprietary nature of any such Confidential Information; or (iii) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure or impairment of any such Confidential Information or trade secret, unless consented to in writing by the Company.  All Confidential Information is and shall remain the sole and exclusive property of the Company.  For purposes hereof, the term “Confidential Information” shall mean any and all of the following (regardless of the medium in which maintained or stored): confidential or proprietary information or material not in the public domain about or relating to any aspect of the business, activities, plans, prospects or strategies (whether or not pursued) of the Company or any of its subsidiaries including, without limitation, financial information and projections, research and development plans or projects; data and reports; computer materials such as programs, instructions, source codes, object codes and printouts; formulas; recipes; product-testing information; business improvements; processes; manufacturing distillery processes; intellectual property strategies, patent strategies licensing strategies, marketing and selling strategies; strategic business plans (whether or not pursued); budgets; licenses; pricing, pricing strategies and cost data; information regarding the skills and compensation of employees; the identities of customers and potential customers; forecasts, marketing techniques; the identities of suppliers, vendors and contractors; the terms of contracts or agreements; and any other information mentioned or data which is not public and/or of a confidential nature relating to any aspect of the business of the Company.  In the event that the Consultant or any of its affiliates becomes legally required to disclose any Confidential Information, such party, to the extent practicable, will provide the Company with prior written notice thereof so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 8(a) to permit a particular disclosure.  In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 8 (a) to permit a particular disclosure, the applicable party shall only disclose that portion of the Confidential Information which the applicable party is advised by such party’s legal counsel is legally required to be disclosed.  If required, the applicable party will, at the Company’s cost and expense, cooperate with the efforts of the Company to obtain a protective order or other activities intended to obtain reliable assurance that confidential treatment will be accorded the Confidential Information disclosed.  For purpose hereof Confidential Information shall not include any information (i) that is publicly known at the time of its disclosure other than through a breach of this Agreement by the Consultant; (ii) is lawfully received by the Consultant  from a third party not bound by a confidential obligation  to the Company or who does not have a fiduciary or similar obligation to the Company;  or (iii) was already known by the Consultant prior to its disclosure, as evidence by the Consultant’s books and records.

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(b)           During the Consulting Period, the Consultant shall not, and shall cause his affiliates not to, engage, directly or indirectly (whether as an member, manager, officer, director, employee, consultant, stockholder, owner, lender, investor or any other capacity) in the business of representing any business or entity anywhere in the world whose primary business involves the manufacturing, sale or marketing or distribution of vodka as its principal product.

(c)           During the Consulting Period and thereafter, the Consultant will not and will cause its affiliates not to, directly or indirectly, interfere with any business relationship between the Company and any of its distributors, customers, suppliers, agents or any other person or entity doing business with the Company or take any action which could reasonably be expected to result such entity to ceasing doing business with the Company or to reducing the amount of business that it conducts with the Company.

(d)           The Consultant acknowledges that if the Consultant or any of its affiliates should breach or threaten to breach any provision of Sections 8(a) through 8(c) hereof the damages to the Company may be substantial and difficult to ascertain, and monetary damages will not afford the Company an adequate remedy. Therefore, if any of the provisions of Sections 8(a) through 8(c) hereof are violated or breached or threatened to be violated or breached, in whole or in part, the Company shall be entitled to obtain specific performance and injunctive relief (without being required to post a bond or other security and without being in required to establish irreparable harm or actual damages), without prejudice to all other rights any remedies the Company may have at law, in equity or otherwise, all of which shall be cumulative, and all of which may be exercised concurrently.  In addition, should the Consultant breach any of the provisions of  Sections 8(a) through 8(c) hereof, the Company shall be the right to immediately cease making any further payments of the Consulting Fee to the Consultant.

9.           Return of Information.  Upon the termination or expiration of the Consulting Period, the Consultant will promptly deliver to the Company, or at the Company’s written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to the Company and its business and/or which contain or are based upon any Confidential Information whish are in the Consultant’s possession or control or the possession or control of any of the Consultant’s affiliates.  Nothing herein shall constitute a license to the Consultant of any property, assets or information belonging to the Company

10.         Consultant Representations and Warranties. The Consultant hereby represents and warrants to the Company as follows; (a) the Consultant has the legal capacity to enter into this Agreement and perform his obligations hereunder; (b) this Agreement constitutes its legal, valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms; (c) the execution, delivery and performance of this Agreement by the Consultant shall not breach, violate, contravene, or cause a default under the constituent documents of the Consultant, any agreement or contract to which it is a party or bound, or any law or regulation applicable to it or any order, judgment or decree to which it is bound or otherwise subject; and (d) in connection with the performance of the Services hereunder, it shall not use or disclose any of the proprietary or confidential information of any third party or violate any confidentiality or similar obligation that it may owe to any third party.

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11.         Press Releases.  The Company and the Consultant shall not issue any press release or other communication with respect to this Agreement (and Company's engagement of Consultant) or the transactions contemplated hereby, except to the extent required by applicable law or regulation, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

12.         Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

13.         Entire Agreement.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.  There are no representations or promises among the parties with respect to the subject matter hereof, except as expressly set forth herein.

14.         Waiver.  Any waiver by a party, of any breach of or failure to comply with any term, provision or condition of this Agreement by the other party hereto shall not be construed as, or constitute, a continuing waiver of such term, provision or condition, or a waiver of any other breach of, or failure to comply with, any other term, provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given.  No waiver of any such breach or failure or of any term, provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver.  No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof, at any time whatsoever, or the exercise of any other right.

15.         Indemnification. The Consultant shall indemnify the Company and its present and future directors, officers, employees, agents, and attorneys and shall hold each of them harmless, from and against any damages, liabilities, losses, penalties, claims, judgments, costs (including, without limitation, any costs and expenses incurred in connection with investigating any claim) and expenses (including, without limitation, reasonable attorney’s fees and expenses) which arises out of, is based upon on in any way relates to a breach of any term or provisions of this Agreement by the Consultant or the failure of the Consultant to observe or perform any of its obligations hereunder.

16.         Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested (with all costs prepaid), four (4) business days after being mailed, (c) if delivered by a recognized overnight courier service of recognized standing (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service), on (d) by facsimile transmission on the business day sent, if received before 5:00 p.m. in the time zone of the intended recipient, or on the next business day if received thereafter (with receipt confirmed by mechanically by the recipients fax machine) of the If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 16), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses as applicable:

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If to the Company:

Marani Brands, Inc.
13152 Raymer Street, Suite 1-A
North Hollywood, CA 91605
Attention:  Mr. Ara Zartarian
Chairman, President and Chief Executive Officer
Facsimile No.: (818) 503-4478

If to the Consultant:

Anahit Mkrtchyan.
1415 North Brand Blvd., Unit H
Glendale, CA  91202
Fax No.: (818) 244-3212

Or to such other address as any party may specify by notice given to the other party in accordance with this Section 16.

17.         Governing Law; Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that State, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction.

(b)           Jurisdiction.  Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of California, located in Los Angles county and the Federal District Court for the Central District of California with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 16 of this Agreement.  Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The prevailing party in any such action, suit or proceeding shall be entitled to be reimbursed for its reasonable out of pocket costs and expenses incurred in connection thereafter, including, without limitation, reasonable attorneys’ fees and expenses.

18.         Severability.  Should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, that holding shall be effective only to the specific provision, the extent of such invalidity, illegally or unenforceability, without invalidating or rendering invalid, illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  It is the intent of the parties that this Agreement shall be fully enforced to the fullest extent permitted by applicable law and accordingly any court of complaint jurisdiction may modify the specific invalid, illegal, or unenforceable provision to give affect to the intent of the parties.

19.         Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby: provided that the Company may assign this agreement to any person or entity that purchases all or substantially all of the assets of the Company or that purchases all of the stock of the Company.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, recapitalization or other similar transaction) and permitted assigns. The Consultant should not delegate its duties in respect of the Services to any third party. Nothing herein is intended or shall be construed to confer upon or give to any person, any rights, privileges or remedies under or by reason of this Agreement, except pursuant to Section 15.

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20.         Drafting History.  In resolving any dispute under, or construing any provision in under, this Agreement, there shall be no presumption made or inference drawn (a) because the attorneys for one of the parties drafted such provision of this Agreement, (b) because of the drafting history of the Agreement, or (c) because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft.  The parties acknowledge and agree that this Agreement was negotiated and drafted with each party being represented by counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof.

21.         Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

22.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when takes together, shall constitute one and the same agreement. This Agreement may be executed by facsimile signature which shall constitute a legal and valid signature for purposes hereof.

IN WITNESS WHEREOF, each of the parties has caused on of its daily authorized officers or managers, as the case may be, to execute this Agreement as of the date first above written.

MARANI BRANDS, INC.

s/s Ara Zartarian
By: _____________________________
Name: Ara Zartarian
Title: C.E.O.

ANAHIT MKRTCHYAN

s/s Anahit Mkrtchyan
By: _____________________________
Name: Anahit Mkrtchyan

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